Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com

Taylor Morrison Executive Vice President and Chief Financial Officer, Dave Cone, to Retire

Scottsdale, Ariz., June 21, 2021 –– Taylor Morrison Home Corporation (NYSE: TMHC) (the “Company”) today announced that Dave Cone, Executive Vice President and Chief Financial Officer, intends to retire from the Company. Mr. Cone’s retirement is expected to occur later this year once a successor has been named.

“I am extremely proud of the Taylor Morrison team’s accomplishments and resiliency as we have fulfilled our strategic vision of establishing an industry-leading homebuilding organization. With the foundation firmly in place to deliver improved financial performance by leveraging our enhanced national and local scale to drive operating efficiencies and capital optimization, I am retiring from Taylor Morrison with full confidence in the Company’s continued performance. I am committed to ensuring a smooth transition to my successor and setting the stage for further success in the years ahead. Upon my retirement, I look forward to spending more time with my family and further pursuing my philanthropic interests,” said Cone.

Cone joined Taylor Morrison in 2012 and has been instrumental in driving the Company’s strategic growth into a leading national homebuilder. During his nine-year tenure, the Company completed its initial public offering in 2013, six homebuilder acquisitions, over $2.5 billion in debt offerings, $735 million in share repurchases and numerous additional strategic and operational initiatives designed to create long-term shareholder value.

“Dave’s leadership has been critical to our strategic journey into a top five homebuilder equipped with the market depth, consumer diversification and an operational playbook that positions us for success. We are enormously grateful for his contribution to our organization and wish him the very best in this next chapter,” said Sheryl Palmer, Chairman and Chief Executive Officer.

“Building upon the positive momentum Dave has helped us achieve, we expect to drive meaningful return accretion in coming years. We are well positioned to create shareholder value as we increasingly capture the synergies from our multiple acquisitions and leverage our consumer-centric portfolio amid today’s remarkably strong housing market. We look forward to welcoming a new Chief Financial Officer with the experience to help propel our company to the next level of performance alongside our tenured leadership team.”

The Company has engaged Russell Reynolds Associates, a national executive search firm, to conduct an external search to identify Cone’s replacement in addition to internal candidates. The new Chief Financial Officer will be expected to meaningfully contribute to the Company’s strategic vision of generating attractive, sustainable shareholder returns through operational excellence and capital efficiency.

About Taylor Morrison

Headquartered in Scottsdale, Arizona, Taylor Morrison operates under our family of brands—including Taylor Morrison, Esplanade, Darling Homes, William Lyon Signature Series, and Christopher Todd Communities built by Taylor Morrison. We serve a wide array of consumers from coast to coast, including first-time, move-up, luxury and 55-plus active lifestyle buyers. From 2016-2021, Taylor Morrison has been recognized as America’s Most Trusted® Builder by Lifestory Research. Our strong commitment to sustainability, our communities and our team is highlighted in our 2020 Environmental, Social and Governance (ESG) Report.

For more information about Taylor Morrison, please visit www.taylormorrison.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected financial, operating and performance results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future. Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in our most recent Annual Report on Form 10-K, including those described under the heading “Risk Factors” in Part I, Item 1A.

###